Exhibit 5.2

October 10, 2014

QVC Rocky Mount, Inc.

100 QVC Boulevard

Rocky Mount, North Carolina 27801

Re:                             Registration Statement on Form S-4 with respect to the Exchange Notes (defined below) (the “Registration Statement”) to be filed by QVC, Inc., a Delaware corporation (the “Parent Company”) with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”)

Ladies and Gentlemen:

We have acted as special North Carolina counsel to QVC Rocky Mount, Inc., a North Carolina corporation (the “Guarantor”), in connection with the public offering of $600,000,000 aggregate principal amount of the Parent Company’s 4.45% Senior Secured Notes due 2025 (the “2025 Exchange Notes”), and $400,000,000 aggregate principal amount of the Parent Company’s 5.45% Senior Secured Notes due 2034 (the “2034 Exchange Notes” and together with the 2025 Exchange Notes, the “Exchange Notes”).  The Exchange Notes are to be issued by the Parent Company and guaranteed by the Guarantor and certain other subsidiaries of the Parent Company (collectively, the “Credit Parties”).  The Exchange Notes are to be issued in connection with an exchange offer (the “Exchange Offer”) pursuant to which the 2025 Exchange Notes will be issued in exchange for a like principal amount of the Parent Company’s issued and outstanding 4.45% Senior Secured Notes due 2025, and the 2034 Exchange Notes will be issued in exchange for a like principal amount of the Parent Company’s issued and outstanding 5.45% Senior Secured Notes due 2034.  The Exchange Notes will be issued pursuant to (i) the Registration Statement as filed by the Parent Company, the Guarantor and the other guarantors named therein on the date hereof with the Commission under the Securities Act, and (ii) the related prospectus that forms a part of the Registration Statement.

A.                                    DOCUMENTS REVIEWED.  For purposes of rendering this opinion we have examined and relied upon the following documents: (i) the Registration Statement; (ii) the forms of the Exchange Notes; (iii) the Notations of Guarantee affixed to the Exchange Notes executed by the Guarantor; and (iv) the Certificate of Secretary dated August 2014 executed by the Secretary of the Guarantor (the “Secretary’s Certificate”). We have also reviewed and relied upon the following organizational documents of the Guarantor, which the Guarantor has represented to us, pursuant to the Secretary’s Certificate, are the documents pursuant to which the Guarantor is currently organized and which govern its affairs: (x) Articles of Incorporation of the Guarantor dated July 20, 1999 and filed with the North Carolina Secretary of State on July 20, 1999; (y) undated Bylaws of the Guarantor; and (z) a Certificate of Existence of the Guarantor issued by the North Carolina Secretary of State dated October 8, 2014.

The organizational documents described in items (x) and (y) above are collectively referred to herein as the “Guarantor Organizational Documents.”

We have also reviewed and relied upon such certificates of representatives of the Guarantor as to factual matters, certificates of public officials and other instruments, documents and agreements as a basis for the opinions set forth below. Notwithstanding the foregoing, for purposes of this opinion we have not made an independent review of any agreements, instruments, writs, orders, judgments, rules or regulations which may have been executed by or which may now be binding upon the Guarantor or which may affect the assets or business of the Guarantor, as applicable, nor have we undertaken to review our internal files or the files of the Guarantor relating to other transactions to which the Guarantor may be a party or to discuss such transactions or the business of the Guarantor generally with any other lawyers in our firm or representatives of the Guarantor. We have relied as to factual matters upon the representations, warranties, certifications and statements contained in the transaction documents described herein.

B.                                    ASSUMPTIONS. In rendering this opinion, we have assumed the following with your express permission and without independent verification or investigation: (i) that all natural persons executing the transaction documents described herein have the legal capacity to do so; (ii) that all signatures on all documents submitted to us are genuine; all documents submitted to us as originals are authentic; (iii) that all certificates of public officials and representatives of Guarantor have been properly issued and are accurate; and (iv) that all documents submitted to us as copies conform to the original documents, which themselves are authentic.

C.                                    OPINIONS. Based on and subject to the foregoing and the qualifications and limitations set forth herein, it is our opinion that:

1.                                      The Guarantor is a corporation in valid existence under the laws of the State of North Carolina.

2.                                      The execution and delivery of the Indenture by the Guarantor as a guarantor (including its guarantee of the Exchange Notes pursuant thereto) and the consummation by the Guarantor of the transactions provided for therein (a) do not violate the Guarantor Organizational Documents, (b) have been authorized by all necessary corporate action of the Guarantor, and (c) are within the corporate powers of the Guarantor.

Nothing contained in this opinion letter shall be construed as an opinion as to the enforceability of any of the documents referenced herein.

This opinion is limited to the laws of the State of North Carolina, and to the laws of the United States of America that are applicable to transactions similar to those contemplated by the transaction documents described herein, excluding the following legal issues or the application of any such laws or regulations to the matters on which our opinions are referenced: (i) federal and state securities laws; (ii) the local laws of the State of North Carolina (i.e., the statutes, ordinances, the administrative decisions and the rules and regulations of counties and municipalities of the State of North Carolina); (iii) federal and state antitrust and unfair competition laws and regulations; (iv) federal and state tax laws and regulations; (v) federal and state regulatory laws and regulations applicable to any entity because of the business in which it is engaged; (vi) federal and state environmental laws and regulations; and (vii) laws, rules and regulations relating to money laundering and terrorist groups (including any requirements imposed under the USA Patriot Act of 2001, as amended).  We render no opinion as to any documents not specifically opined to herein, including documents referenced in transaction documents described herein.

This opinion is rendered to the Guarantor in connection with the transactions described above and may not be relied upon by the Guarantor for any other purpose.  This opinion may also be relied upon by Baker Botts L.L.P. in connection with the opinion it is delivering to, a copy of which will be filed as an exhibit to the Registration Statement.  This opinion may not be quoted in whole or in part, referred to, filed with any governmental agency, or otherwise used or relied upon by any other person or for any other purpose without our prior written consent, except that it may be relied upon by any purchaser of the Exchange Notes and its successors or permitted assignees succeeding to the rights of such purchaser under the Indenture to the same extent as though this opinion were addressed to such purchaser and its successors or permitted assignees.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption, “Legal Matters” in the Registration Statement.  In giving this consent, we do not admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission.

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

Very truly yours,

WOMBLE CARLYLE SANDRIDGE & RICE, LLP
A Limited Liability Partnership

/s/ Womble Carlyle Sandridge & Rice, LLP